Exhibit 99.1

Contact: Rachel Webb Vice President, Finance & Investor Relations rachel.webb@jackinthebox.com (858) 522-4556

Press Release

Jack in the Box Inc. Prices $500 Million Securitized Financing Facility

SAN DIEGO – June 15, 2026 – Jack in the Box Inc. (NASDAQ: JACK) today announced that it has entered into a purchase agreement (the “Purchase Agreement”) under which one of its indirect, special purpose subsidiaries (the “Master Issuer”) has agreed to issue and sell $500 million of its Series 2026-1 7.624% Fixed Rate Senior Secured Notes, Class A-2 (the “2026 Notes”). Interest payments on the 2026 Notes are payable on a quarterly basis. The anticipated repayment dates of the 2026 Notes will be May 2031, unless earlier prepaid to the extent permitted under the indenture that will govern the 2026 Notes. The 2026 Notes are expected to be issued by the Master Issuer in a privately placed securitization transaction.
The net proceeds of the expected sale of the 2026 Notes are expected to be used to (i) repay in full the Company’s existing Series 2019-1 4.476% Fixed Rate Senior Secured Notes, Class A-2-II and (ii) repay a portion of the Series 2022-1 3.445% Fixed Rate Senior Secured Notes, Class A-2-I.
The Master Issuer also intends to enter into a new purchase agreement under which it will issue $150 million of its Series 2026-1 Variable Funding Senior Secured Notes, Class A-1 (the “Class A-1 Notes”), which will allow the Master Issuer to borrow amounts from time to time on a revolving basis. The Class A-1 Notes will replace the Company’s existing $150 million Series 2022-1 Variable Funding Senior Secured Notes, Class A-1.
The closing of the sale of the 2026 Notes is expected to occur in June 2026, subject to satisfaction of various closing conditions. However, there can be no assurance regarding the timing of the closing or that the sale of the 2026 Notes will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2026 Notes or any other security. The 2026 Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with 2,128 restaurants across 24 states, Guam and Mexico. For more information, including franchising opportunities, visit www.jackinthebox.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases

Exhibit 99.1
beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Rachel Webb
858-522-4556
rachel.webb@jackinthebox.com